OPPENHEIMER RISING DIVIDENDS FUND,INC. (FKA OPPENHEIMER QUEST VALUE FUND, INC.) Period Ending 10-31-07
Exhibit 77C


DISTRIBUTION OF OUTSTANDING SHARES
Accounts  Shares  % of O/S
REG  55,079  30,788,146  62.15%
NOBO  15,409  13,712,257  27.68%
OBO  5,701  5,034,181  10.16%


VOTE SUMMARY
Accounts Shares % of Voted
IVR 940 721,028 2.12% Web 1,087 3,244,536 9.53% Cards 3,538 3,093,381 9.08%
TeleProxies 8 170,207 0.50% ADP Nobos 0 0 0.00% ADP Obos CNB 0 0.00% ** Nobo tape not ordered therefore can not calc nobo returns


OPPENHEIMER VOTING
Fund of Funds 0 0 0.00% IRA RPSS 38,661 15,882,835 32.26% MassMutual
3 2,370,823 4.82%
Total 44,234 18,253,658 37.07%
TOP 20 UNVOTED HOLDERS


Share Distribution Shares % of O/S Registration
1 107,570 0.22% JOHNSTON FIRE DPT DEFINED BEN PL NOBO 2 62,657 0.13%
THOMAS J SMRT 27.68% 3 49,971 0.10% MEG & COMPANY 4 38,992 0.08%
IBCO TRUST 5 33,647 0.07% RPSS TRINNOVATIVE FOLDING CARTON CO P REG 62.15%
6 33,218 0.07% RPSS TRDOCTORS VISION CTR 7 28,368 0.06%
RPSS TRRALPH DALE EARNHARDT INC 8 27,735 0.06% EDWAR EDWARD W HARRIS JR TRUST B OBO 10.16% 9 25,440 0.05% RPSS TRWHITESTONE FARMS LLP 10 24,521 0.05%
RPSS TRHOME CARE FOR CHILDREN INC 11 24,428 0.05% RPSS TRUNIVERSAL TITLE INC
12 24,363 0.05% RPSS TRTHE WINE ENTHUSIAST INC

REQUIRED VOTE AS NOTED BY OPPENHEIMER: 13 23,609 0.05% RPSS TRTHE INVESTMENT GROUP INC Proposal 1. 14 21,832 0.04% RPSS TRZOELLER COMPANY Persons nominated as Trustees must receive a plurality of the 15 21,472 0.04%
RPSS TRDENNIS PUBLISHING INC votes cast, which means that the six nominees receiving the 16 21,467 0.04% RPSS TRFBO MARY ANN ZIRKER highest number of affirmative votes at the meeting will be elected 17 21,4140.04%
UNIFIEDHENRY E CLARE MD MPP 18 21,073 0.04% RPSS TRMARUKA USA INC Proposal
2. 19 21,059 0.04% MIKE & TLIMITED PARTNERSHIP A majority of outstanding voting securities as defined by the 20 20,901 0.04% RPSS TRTHE HARLAMERT COMPANIES INC 1940 Act. Such majority vote is defined as: 653,738 1.33% Percent of OS The vote of holders of the lesser of 67% or more of the shares present or represented by proxy at the meeting, if the holders of 50% of the outstanding shares are present -OR More than 50% of the outstanding shares in favor